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                                                                    Exhibit 23.7


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-64979 and Form S-4 No. 333-61401) of Security Capital Group Incorporated and in the related Prospectus and the Registration Statements (Form S-8 Nos. 333-61395, 333-38521, 333-38523, 333-38525, 333-38527, 333-38531,
333-38533, 333-38537, 333-48167 and 333-38539) of Security Capital Group
Incorporated of our report dated February 3, 1997, with respect to the financial statements of Security Capital Atlantic Incorporated for the two years ended December 31, 1996.



                                                               Ernst & Young LLP



March 24, 1999
Dallas, Texas